UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 6, 2008

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 6, 2008, the Board of Directors (the “Board”) of Allergan, Inc. (“Allergan”) adopted and approved, effective immediately, the Allergan, Inc. Amended and Restated Bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws include the following revisions:

•

a new Article II, Section 9, which expands upon and supplements the advance notice requirements for stockholder proposals of business at stockholder meetings, including nominations for the Board, in Articles 11 and 12 of Allergan’s Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”). The new Article II, Section 9 clarifies that the requirements set forth in the Amended and Restated Bylaws and the Restated Certificate of Incorporation apply to all stockholder proposals and director nominations and are the exclusive means for stockholders to submit such matters, other than those governed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended (which provides certain procedural requirements). The new Article II, Section 9 also expands the required disclosure for stockholders making such proposals or nominations to include, among other things, all ownership interests, hedges, economic incentives and rights to vote any shares of any security of Allergan;

•	incorporation of the six bylaw amendments previously adopted by the Board; and

•	various clarifying and conforming changes.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Allergan, Inc. Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date:	October 7, 2008	By:	/s/ Matthew J. Maletta
		Name:	Matthew J. Maletta
		Title:	Vice President,
Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit	Description of Exhibit
3.1	Allergan, Inc. Amended and Restated Bylaws